Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Ste. 1600 Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

January 28, 2025

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

Ladies and Gentlemen,

We have acted as counsel to General Motors Company, a Delaware corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate aggregate offering price of the following (collectively, the “Securities”): (i) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Corporation’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) or any combination thereof (“Warrants”); and (iv) debt securities of the Corporation to be issued under the indenture, dated September 27, 2013 (the “Indenture”), between the Corporation and The Bank of New York Mellon, and any applicable amendment or supplement thereto (the “Debt Securities”).

We have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Corporation.

We have also assumed that (i) any supplemental indenture setting forth the terms of the Debt Securities and Guarantees to be issued, any contract governing or establishing the terms of the Depositary Shares, Warrants, Purchase Contracts or Units will be the valid and binding obligations of each party thereto (other than the Corporation) enforceable against each party thereto (other than the Corporation) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Corporation pursuant to, any Security (A) require no

General Motors Company

January 28, 2025

action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Corporation, (iii) any contract governing or establishing the terms of the Warrants will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be duly authorized, validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued as part of any Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2) Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be duly authorized, validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(3) Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Corporation, (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph (1) above have been taken, (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph (2) above have been taken, (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph (4) below have been taken, and (vi) such Warrants have been duly executed by the Corporation and countersigned in accordance with the terms of any contract governing or establishing the terms of such

General Motors Company

January 28, 2025

Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued pursuant to the terms of any other Securities.

(4) Any Debt Securities, when (i) any supplemental indenture setting forth the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Corporation, (ii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action in accordance with the Indenture, and (iii) such Debt Securities have been duly executed by the Corporation and authenticated in accordance with the terms of the Indenture (and any applicable supplemental indenture) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued pursuant to the terms of any other Securities.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Corporation in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP